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

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1796


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $25,000,000                  ORIGINAL ISSUE DATE:               November 23, 1998


CUSIP NUMBER:           59018S T79                   STATED MATURITY DATE:              November 22, 2000


INTEREST CALCULATION:                                DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                       /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                       / / 30/360
(FIXED INTEREST RATE):                               / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                            / / COMMERCIAL PAPER RATE
/ / CMT RATE                                         / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                       / / CD RATE
/ / FEDERAL FUNDS RATE                               / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                                 DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                   LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                    LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months                 MINIMUM INTEREST RATE:             Not Applicable


SPREAD:                 0.750%                       MAXIMUM INTEREST RATE:             Not Applicable


INITIAL INTEREST RATE:  6.055%                       SPREAD MULTIPLIER:                 Not Applicable


OTHER PROVISIONS:       On November 23, 1999 Merrill Lynch & Co. has the one-time right to convert the entire principal amount of the Notes in whole, but not in part, to Regular Fixed Rate Notes at a rate of 5.44% per annum payable semi-annually on tyhe 23rd of May and November on a 30/360 day-count basis.


INTEREST RESET DATES:   Quarterly, on the 23rd of February, May, August and November, commencing
                        February 23, 1999; subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 23rd of February, May, August and November, commencing
                        February 23, 1999; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  November 18, 1998


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